UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: January 9, 2007

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

On January 8th 2007 the Board of Directors of Nexia Holdings, Inc. signed a resolution to remove the floor price of $0.0005 from the option rights to acquire shares of the common stock of Nexia granted to employees of Nexia Holdings as previously announced in October of 2006. The change will allow any current holder of such option rights to acquire the shares at 75% of the current market price for the shares. A copy of the resolution is attached hereto as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION

99	3	January 8, 2007 Resolution of the Board of Directors of Nexia Holdings, Inc.

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    Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: January 10, 2007	By:	/s/ Richard Surber
Richard Surber CEO, CFO, President and Director

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